Function(x) Inc. Compliant with Nasdaq Listing Criteria

NEW YORK – November 7, 2016 –Function(x) Inc. (FNCX) (the “Company”) today announced that on November 1, 2016, the Company was formally notified by the Nasdaq Hearings Panel (the “Panel”) that the Company has evidenced compliance with all requirements for continued listing on The Nasdaq Capital Market, including the minimum $1.00 bid price and $2.5 million stockholders’ equity requirements. The Panel further indicated, however, that the Company will remain subject to a “Panel Monitor” as that term is defined under Nasdaq Listing Rule 5815(d)(4)(A), through November 1, 2017. On February 23, 2016, the Company received notice from the Staff indicating that the Company did not satisfy the minimum stockholders’ equity requirement and that its securities were therefore subject to delisting. The Company appealed the Staff’s determination and appeared before the Panel in March 2016, subsequent to which the Panel ultimately issued the November 1, 2016 determination regarding the Company’s continued listing on The Nasdaq Capital Market.

Under the terms of the Panel Monitor, in the event the Company’s stockholders’ equity falls below $2.5 million during the monitor period and the Company does not qualify for continued listing under an alternative to the stockholders’ equity requirement, the Panel will promptly conduct a hearing with respect to the stockholders’ equity deficiency. Furthermore, in the event the Company fails to comply with any other requirement for continued listing during the monitoring period, the Company will be provided written notice of the deficiency and an opportunity to present a definitive plan to regain compliance directly to the Panel. That is, the Company will not be permitted to provide the Nasdaq Listing Qualifications Staff (the “Staff”) with a plan of compliance with respect to any deficiency that arises during the monitor period, and the Staff will not be permitted to grant additional time to the Company to regain compliance with any requirement, notwithstanding Nasdaq Listing Rule 5810(c).

About Function(x) Inc.

Function(x) operates Wetpaint. com, the leading online destination for entertainment news for millennial women, covering the latest in television, music, and pop culture and Rant, a leading digital publisher with original content in 13 different verticals, most notably in sports, entertainment, pets, cars and food. Function(x) Inc. is also the largest shareholder of DraftDay Gaming Group, which is well-positioned to become a significant participant in the expanding fantasy sports market, offering a high-quality daily fantasy sports experience both directly to consumers and to businesses desiring turnkey solutions to new revenue streams.  Function(x) Inc. also owns Choose Digital, a digital marketplace platform that allows companies to incorporate digital content into existing rewards and loyalty programs in support of marketing and sales initiatives. For more information, visit www.functionxinc. com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. All information provided in this press release is as of the date of this release. Except as required by law, Function(x), Inc. undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact:
For Function(x):
Investors:
Birame Sock, 212-231-0092
President & Chief Operating Officer
bsock@functionxinc. com
or
Media Relations:
IRTH Communications
Robert Haag, 866-976-4784
Managing Partner